Exhibit 10.13

OPTION AGREEMENT

THIS OPTION AGREEMENT dated as of ____, 20__ (the “Date of Grant”) is made by and between

TERRESTRIAL ENERGY INC., a Delaware corporation, with a registered office at 2730 W Tyvola Road, Suite 100, Charlotte, NC 28217 (the “Corporation”), and

_____________ of _____________ (the “Optionee”).

WHEREAS:

A.

The Corporation’s board of directors (the “Board”) has approved and adopted the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (the “Plan”), whereby the Board is authorized to grant stock options to purchase Common Shares to directors, officers, employees and consultants of the Corporation, any Subsidiary, and such other persons as the Plan Administrator selects in accordance with the terms of the Plan;

B.	Capitalized terms not otherwise defined in this Option Agreement have the meanings assigned to them in the Plan;
C.	The Optionee provides services to or performs work for the Corporation or any of its Subsidiaries (the “Services”); and
D.	The Corporation wishes to grant the Option (as defined below) to the Optionee as an incentive for the provision or continued provision of the Services by the Optionee.

NOW, THEREFORE, THIS OPTION AGREEMENT WITNESSES THAT, for good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby agree as follows:

1

The Corporation hereby grants to the Optionee, on the terms and conditions set out in this Option Agreement and in the Plan, the irrevocable right and option (the “Option”) to purchase, from time to time, up to _____ Common Shares (the “Optioned Shares”) as fully paid and non-assessable at an exercise price of USD$____ per Optioned Share.

Subject to the Optionee’s continued Services through the applicable vesting date, the Option will be exercisable to the extent vested and will vest in full according to the following schedule,

[*]
Number of Optioned Shares vesting	[*]

Provided the Optionee has done all that was reasonably required of him or her during the time that the Optionee was a director, officer, employee or consultant to the Corporation or any Subsidiary having regard to that person’s role or skills, as determined at the Board’s reasonable discretion, including, for example, attending meetings, communications, and customer and investor presentations at the Corporation’s expense.

On request, the Corporation may issue a written notice to the Optionee evidencing satisfaction of the vesting conditions, after which time the rights of the Optionee shall be non-contingent upon further action or omissions by the Optionee save those specifically set out in this Option Agreement.

2	The Option shall have a term that expires at 5:00 p.m. Eastern Standard Time on the 20th anniversary of the Date of Grant.
3

Subject to the provisions of this Option Agreement and the Plan, the Optionee, or the Optionee’s legal representative(s), may exercise the Option or a portion thereof from time to time by signing and delivering a notice in writing (the “Notice of Exercise”), substantially in the form attached as Exhibit A hereto, to the Corporation. The Notice of Exercise must state the intention of the Optionee, or the Optionee’s legal representative(s), to exercise the Option or a portion thereof and the number of Optioned Shares for which the Option is being exercised.

4

The Notice of Exercise must be accompanied by payment in full of the applicable aggregate exercise price in cash or by certified check, or cashier’s check or wire transfer payable to the Corporation, provided that, subject to the approval of the Board or its delegatee, if applicable, the Optionee may, but is not required to, “net exercise” such that, if permitted and elected, the Optionee shall receive the number of Optioned Shares exercised, reduced by the number of Optioned Shares required to cover the sum of the aggregate exercise price and any taxes required or permitted to be withheld in connection with the Option’s exercise.

5

The Optionee has no rights as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with this Option Agreement and the Plan.

6	The Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.
7	As of the Date of Grant the Optionee is providing Services (whether as a director, officer, employee or consultant) to the Corporation or any of its Subsidiaries.
8

The Optionee has not been induced to enter into this Option Agreement by the expectation of entering into an employer or other service relationship or continuing an employment or other service relationship with the Corporation or any of its Subsidiaries.

9

Neither this Option Agreement nor the Plan confers on the Optionee the right to continue in the employ of or association with the Corporation or any of its Subsidiaries nor do they interfere in any way with the right of the Optionee, the Corporation, or any Subsidiary to terminate the Optionee’s employment or other service relationship at any time.

10	This Option Agreement will inure to the benefit of and be binding on the Corporation and its successors, and the Optionee and, to the extent provided herein, the Optionee’s legal representative(s).

11

The terms of the Option are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Option Agreement and the Plan, as the same may be from time to time amended, will be governed by the provisions of the Plan.

12

There is no market for the Optioned Shares, and the Corporation is not obliged to seek or obtain a trading market for the Optioned Shares; the Corporation is a private corporation and does not have reporting obligations under law as do “reporting issuers” under applicable securities laws.

13	As the Optionee is subject to taxation in the United States:
(a)

the Optionee acknowledges he, she, or it understands that none of the Optioned Shares have been or will be registered under the United States Securities Act of 1933 (the “1933 Act”), or under any state securities or “blue sky” laws of any state, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. persons (as defined in the 1933 Act), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable State securities laws; and

(b)

the Optionee represents and warrants that the Optionee is an “Accredited Investor”, as the term is used in Regulation D of the 1933 Act, or is otherwise an exempt recipient under the 1933 Act such that the Corporation is not required to register this Option and/or the Optioned Shares.

14

Any notice required to be given to the Corporation shall be in writing and addressed to the Corporation at its address shown on page one of this Option Agreement or the address as instructed by the Corporation from time to time. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address in the Corporation’s or its Subsidiary’s records, as applicable. All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15

The Corporation has no duty or obligation to the Optionee to advise as to the time or manner of exercising his, her, or its Option. Furthermore, the Corporation shall have no duty or obligation to warn or otherwise advise the Optionee of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Corporation has no duty or obligation to minimize the tax consequences of an Option to the Optionee.

16	By accepting and executing this Option Agreement, the Optionee further represents, warrants and acknowledges that:
(a)

participation in the Plan and acceptance of the Options is voluntary, is not a condition of continued employment or engagement and the Optionee is under no obligation to participate in the Plan or to accept any Options under the Plan;

(b)

the Optionee has not been induced to participate in the Plan by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Corporation or any of its Subsidiaries;

(c)	the grant of the Options does not create any contractual or other right or expectation to receive any additional grant(s) of Options or similar awards even if the Optionee has been repeatedly awarded grants of Options;

(d)

the Optionee has received, or has had the opportunity to receive independent legal advice in connection with the terms and conditions of this Option Agreement and the Plan (including regarding the consequences of the cessation of the Optionee’s Services upon the Options);

(e)	there is no promise of a particular monetary value associated with the vesting of any Option;
(f)	in the event the Optionee is not an employee, the grant of an Option will not be interpreted to create an employment relationship with the Corporation or any of its Subsidiaries; and
(g)	the execution of this Option Agreement is done freely and voluntarily, without inducement or duress.
17

[If the benefits provided for in connection with this Option or otherwise payable to the Optionee by the Corporation or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Optionee’s benefits will be either (a) delivered in full or (b) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after- tax basis, of the greatest amount of benefits, despite that all or some of such benefits may be taxable under Section 4999 of the Code.]

18

[The Option will be interpreted to the greatest extent possible in a manner that makes the Option exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code. If any provision in this Option Agreement or the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Corporation and the Optionee intend that this Option Agreement and/or the Plan will be reformed to avoid imposition, to the extent possible, of the applicable tax. No action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Optionee’s rights to the Option. The Optionee further agrees that the Board or the Committee, as applicable, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Option Agreement or the Plan in any manner and delay the payment of any amounts payable pursuant to the Option to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. The Corporation makes no representation that the Plan or any Option complies with Section 409A of the Code and shall have no liability to any Optionee for any failure to comply with Section 409A of the Code.]

19

The Optionee’s Personal Data (as defined below) may be collected, used, and transferred, whether in electronic or other form, by and among the Corporation and any Subsidiary or any third parties as may be selected by the Corporation for the exclusive purpose of implementing, administering, and managing the Optionee’s participation in the Plan. Refusal or withdrawal of consent will affect the Optionee’s ability to participate in the Plan; without providing consent, the Optionee will not be able to participate in the Plan or realize any benefits from the Option. The Corporation, any Subsidiary, and/or any designated third parties may hold personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation or any Subsidiary, details of all Options or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Personal Data”). Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan; these recipients may be located in the United States, the Optionee’s country, or elsewhere; and the recipient’s country may have different data privacy laws and protections than the Optionee’s country.

20	The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.
21

By accepting and executing this Option Agreement, the Optionee further represents, warrants and acknowledges that: (a) the Optionee has received a copy of the Plan; (b) the terms and conditions of the Plan are fair and reasonable and the Optionee will not make a claim to the contrary; and (c) the Optionee has read and understood the Plan and this Option Agreement, and agrees to the terms and conditions thereof including, without limitation, Sections 10 and 11 of the Plan.

22

This Option Agreement may be executed in counterpart and such counterparts together will constitute a single instrument. Delivery of an executed counterpart of this Option Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), will be equally effective as delivery of a manually executed counterpart hereof.

[Signature page follows.]

Optionee’s Acknowledgement

***

By signing below, I acknowledge that I have received a copy of the Plan and that my execution of this Option Agreement is done freely and voluntarily, without inducement or duress, having had an opportunity to review, make inquires, and seek independent legal advice as to the terms and conditions of the Option Agreement and the Plan.

This Option Agreement is dated as of the day and year first above written.

TERRESTRIAL ENERGY INC.

Per:

SIMON IRISH

CHIEF EXECUTIVE OFFICER

If Optionee is not an individual:

Name of Entity

Signature of Authorized Representative

Printed Name and Title of Authorized Representative

If Optionee is an individual:

Signature of Optionee

Printed Name of Optionee

EXHIBIT A

TO:TERRESTRIAL ENERGY INC.

Notice of Exercise

This Notice of Exercise constitutes proper notice pursuant to Section 8(d) of the Plan and Section 5 of the Option Agreement dated as of__________________________, 20   between the Corporation and the undersigned.

The undersigned hereby elects to exercise the Optionee’s option to purchase _____________ Common Shares at a price of USD$ _____________ per Optioned Share, on the terms and conditions set forth in the Option Agreement and the Plan.

As the Optionee is subject to taxation in the United States, he, she, or it represents and warrants that the Optionee is an Accredited Investor or is otherwise an exempt recipient under the 1933 Act.

The Optionee hereby directs the Corporation to issue, register and deliver the certificates as follows:

Registration Information:

Name to appear on certificates

Address

Telephone Number

DATED at ____________________________________________________ [Insert Location], the _____________ day of_____________, 20_____________.

Signature of Optionee (or Authorized Representative)

Printed Name of Optionee (or Name of Entity and Name
and Title of Authorized Representative)

Address of Optionee